SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2009

HYBRID TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-33391	88-0490890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	( I.R.S. Employer Identification No.)

4894 Lone Mountain #168, Las Vegas, NV	89130
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (702) 425-7376

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 15, 2009, at the annual meeting of stockholders held on that date, upon motion at the meeting by a major stockholder of the Company the stockholders of the Company approved (1) a one-for-three reverse split (Reverse Split) of the Company’s outstanding common stock; (2) a concurrent increase in our authorized common stock from 35,714,285 shares to 50,000,000; and (3) a change in the name of the Company from Hybrid Technologies, Inc. to EV Innovations, Inc.   The stockholders also approved the election of three directors as proposed in the Company’s Definitive Information Statement dated December 5, 2008.

The Reverse Split and the change of the Company’s name are expected to be effective for trading purposes in February, 2009, at which time the Certificate of Amendment to the Company’s Articles of Incorporation will be filed with the State of Nevada.

SIGNATURES

      Pursuant to the  requirements of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

HYBRID TECHNOLOGIES, INC.

Dated: January 21, 2009	By:	/s/ Holly Roseberry
Holly Roseberry, Chief Executive Officer